Exhibit 14.2

Consent of James A. McCrea, P. Geo.

Exhibit To

Form 20-F

March 29, 2005

Silver Standard Resources Inc.

Suite 1180, 999 West Hastings Street

Vancouver, BC

Canada V6C 2W2

Dear Sirs:

Re:	Reports on the Bowdens Project, Australia and La Pitarrilla and San Agustin Properties, Mexico.

James A. McCrea P. Geo.:

•

has reviewed the summary of the estimate of resources at the Bowdens Project in Australia and La Pitarrilla and San Agustin Properties in Mexico included in the Form 20-F for the year ended December 31, 2004 of Silver Standard Resources Inc. (“Silver Standard”);

•

confirms that each summary of an estimate of resources concurs with the estimate contained in my reports prepared for the Bowdens Project in Australia and La Pitarrilla and San Agustin Properties in Mexico;

•	consents to being referenced in the Form 20-F for the year ended December 31, 2004 of Silver Standard; and
•	consents to this consent being filed as an Exhibit to the Form 20-F for the year ended December 31, 2004 of Silver Standard.

Yours Sincerely,

/s/ James A. McCrea, P.Geo.

James A. McCrea, P.Geo.